Exhibit 10.1 AMENDMENT TO THE U.S. CONCRETE, INC. LONG TERM INCENTIVE PLAN This Amendment to the U.S. Concrete, Inc. Long Term Incentive Plan (the “Plan”), made pursuant to the right to amend reserved in Section 10(c) of the Plan, amends the Plan as follows, contingent on the approval of these amendments by the stockholders of U.S. Concrete, Inc. and effective upon the date of such stockholder approval: Sections 4(a) and (b) of the Plan are amended in their entirety to read as follows: “(a) Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for issuance in connection with Awards under this Plan shall not exceed 1,998,195 shares, and such total will be available for the issuance of Incentive Stock Options. This limitation consists of the sum of (i) 1,073,195 previously authorized shares, including any shares subject to awards under the MEIP that, following the Effective Date, are forfeited or terminated, expire unexercised, or are settled in cash in lieu of common stock (but not any shares that are exchanged or withheld as full or partial payment of the exercise price or tax withholding upon exercise or payment of any award under the MEIP) and (ii) an additional 925,000 shares. “(b) Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Stock to be delivered in connection with such Award exceeds the number of shares of Stock remaining available under this Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. Subject to the limitations in Section 4(c) hereof, the Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.” In all other respects, the Plan will remain unchanged and in full force and effect. IN WITNESS WHEREOF, upon authorization of the Board of Directors, the undersigned has executed this Amendment to the U.S. Concrete, Inc. Long Term Incentive Plan effective as of February 13, 2019. U.S. CONCRETE, INC. By: /s/ William J. Sandbrook Name: William J. Sandbrook Its: Chairman and Chief Executive Officer